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                                                                    Exhibit 21.1

SUBSIDIARIES OF TRAVELCENTERS OF AMERICA, INC.

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
Name                                                        Jurisdiction of Incorporation
TA Operating Corporation                                    Delaware
d/b/a TravelCenters of America

TA Franchise Systems Inc.                                   Delaware

SUBSIDIARIES OF TA OPERATING CORPORATION
Name                                                        Jurisdiction of Incorporation


TA Travel, L.L.C.                                           Delaware
TA Licensing, Inc.                                          Delaware
370300 Nova Scotia Company                                  Nova Scotia, Canada

SUBSIDIARIES OF 370300 NOVA SCOTIA COMPANY
Name                                                        Jurisdiction of Incorporation

TravelCentres Canada Inc.                                   Ontario, Canada
TravelCentres Canada Limited Partnership                    Ontario, Canada
(TravelCentres Canada Inc. is the 1% General Partner and
370300 Nova Scotia Company is the 99% Limited Partner of
TravelCentres Canada Limited Partnership)
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